Exhibit 99.2

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(Unaudited)

CONTENTS

Consolidated Balance Sheets	1

Consolidated Statements of Income and Comprehensive Income	2

Consolidated Statements of Cash Flows	3

Notes to Consolidated Financial Statements	4

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash	$2,143,778	$1,368,790
Accounts receivable	5,944,620	3,125,861
Inventories	3,681,118	3,005,716
Prepaid expenses and other	92,368	316,504

Total current assets	11,861,884	7,816,871

Properties and equipment, at cost, net	3,362,648	3,006,241
Other long-term assets	28,193	2,500

Total assets	$15,252,725	$10,825,612

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$897,679	$201,972
Current portion of notes payable	490,719	534,592
Accrued liabilities	430,357	238,636
Capital lease obligations due within one year	379,295	215,175

Total current liabilities	2,198,050	1,190,375

Capital lease obligations due after one year	320,603	61,051
Notes payable, long term	957,063	1,203,546
Deferred compensation	1,064,586	784,153

Total liabilities	4,540,302	3,239,125

Members' equity:
Members' equity	10,714,314	7,584,881
Accumulated other comprehensive income -
foreign currency translation adjustment	(1,891)	1,606

Total members' equity	10,712,423	7,586,487

Total liabilities and members' equity	$15,252,725	$10,825,612

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Six months ending June 30, 2017 and 2016

(Unaudited)

	2017	2016

Revenues, net	$13,335,614	$8,373,936

Costs and expenses:
Cost of revenues	5,558,844	4,175,637
Selling, general and administrative	3,411,119	4,893,086
Depreciation and amortization	471,598	412,212

Total costs and expenses	9,441,561	9,480,935

Income (loss) from operations	3,894,053	(1,106,999)

Other income (expense):
Interest expense	(40,239)	(38,084)
Other income (expense)	(3,933)	110,262

Other income (expense), net	(44,172)	72,178

Income (loss) before taxes	3,849,881	(1,034,821)

Foreign income tax expense	204,648	128,190

Net income (loss)	3,645,233	(1,163,011)

Other comprehensive income:
Foreign currency translation adjustment	43,588	64,009

Comprehensive income (loss)	$3,688,821	$(1,099,002)

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ending June 30, 2017 and 2016

(Unaudited)

	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$3,645,233	$(1,163,011)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	471,598	412,212
Amortization of debt issuance cost	1,050	430
Loss (gain) on disposition of properties and equipment	3,933	(10,262)
Bad debt expense	-	131,604
Deferred compensation	280,433	586,648
Change in assets and liabilities:
Receivables	(2,818,759)	(733,868)
Inventories	(675,402)	(338,321)
Prepaid expenses and other	198,443	(36,812)
Accounts payable	695,707	(11,070)
Accrued expenses	191,721	(1,685,063)
Net cash provided by (used in) operating activities	1,993,957	(2,847,513)
Cash Flows from Investing Activities
Purchases of properties and equipment	(275,080)	(342,154)
Proceeds from sales of properties and equipment	97,081	38,747
Net cash used in investing activities	(177,999)	(303,407)
Cash Flows from Financing Activities
Proceeds from borrowings on notes payable	-	2,166,482
Principal payments on notes payable	(291,406)	(77,512)
Payment of debt issuance costs	-	(10,318)
Payments on capital lease obligations	(230,267)	(264,716)
Distributions to members	(515,800)	(432,701)
Net cash (used in) provided by financing activities	(1,037,473)	1,381,235
Effect of exchange rate on change in cash	(3,497)	(42,178)
Net increase (decrease) in cash	774,988	(1,811,863)
Cash, beginning of period	1,368,790	3,139,649
Cash, end of period	$2,143,778	$1,327,786
Noncash Investing and Financing Activity
Vehicles acquired under capital leases	$653,939	$30,439
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$40,239	$38,084
Cash paid for income taxes	$35,097	$45,906

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Business and Summary of Significant Accounting Policies

Organization and business

Spectrum Tracer Services, LLC, (the Company) an Oklahoma limited liability company (LLC), is in the business of producing radioactive, chemical and oil soluble tracers and providing tracing services used by oil and gas operators to determine hydraulic fracture efficiencies and reservoir diagnostics.  As an LLC, members are not personally liable for any debts, liabilities or obligations of the Company beyond their equity in the Company.  The Company will continue in existence until it is liquidated or dissolved in accordance with the Operating Agreement and the State of Oklahoma Limited Liability Company Act.  Spectrum Tracer Services, LLC operates in Oklahoma, Texas, West Virginia, Montana and Canada.

On August 30, 2017, the Company entered into an agreement with NCS Multistage Holdings, Inc. (NCS), a publicly traded company, whereby NCS acquired 100% of the equity interests in the Company in exchange for $83 million, which was comprised of (i) $76 million in cash and (ii) 0.4 million shares of common stock of NCS, which shares were issued to certain unitholders of the Company who elected to receive a portion of the consideration payable to them in equity.   The cash consideration is subject to certain adjustments, including an earn-out that would permit up to an additional $12.5 million in consideration if certain financial performance measures related to the Company’s operations are achieved, working capital adjustments and reimbursement by NCS for specified capital expenditures.  This transaction closed on August 31, 2017.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, STS Logistics and Analytics, LLC, STS Holdings, Inc. and STS Tracer Services, Ltd., a Canadian subsidiary.  All material intercompany transactions have been eliminated in consolidation.

Basis of presentation

The accompanying interim financial statements for the six months ended June 30, 2017 and 2016 are unaudited.  The unaudited interim financial statements were prepared on the same basis as the audited financial statements for the year ended December 31, 2016.  In the opinion of management, the unaudited interim financial statements reflect all the adjustments necessary, which consist of normal recurring adjustments, to state fairly the interim financial statements for the six-month periods ended June 30, 2017 and 2016.  The financial statements for the interim periods ended June 30, 2017 and 2016 are not necessarily indicative of results that may be expected for the year ended December 31, 2017, or any future periods.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2 – Inventories

Inventories at June 30, 2017 and December 31, 2016, were as follows:

	June 30,	December 31,
	2017	2016

Raw materials	$2,138,548	$1,816,737
Finished goods	1,542,570	1,188,979

Inventories	$3,681,118	$3,005,716

Note 3 – Properties and Equipment

Properties and equipment, including assets under capital leases, at June 30, 2017 and December 31, 2016 were as follows:

	June 30,	December 31,
	2017	2016

Trucks and other vehicles	$1,829,995	$1,601,671
Tools, machinery and equipment	4,458,756	3,960,348
Leasehold improvements	36,482	36,482
Furniture and fixtures	22,285	21,780

	6,347,518	5,620,281
Less accumulated depreciation	2,984,870	2,614,040

Properties and equipment, net	$3,362,648	$3,006,241

Note 4 – Revolving Line of Credit and Notes Payable

In April 2016, the Company entered into a nonrevolving line of credit and term loan agreement with a bank for up to $4,000,000, due April 2020.  The Company received an advance of $2,000,000 under this agreement during 2016.  The note requires monthly payments of $45,836 at a fixed interest rate of 4.75%.  The note is collateralized by substantially all the assets of the Company as well as personal guarantees of certain members.  The balance was $1,455,091 and $1,691,242 at June 30, 2017 and December 31, 2016, respectively.

The Company had a $1,000,000 revolving line of credit with a bank, which matured in May 2017.  The Company did not have any borrowings on this line of credit during 2017 or 2016.

The Company financed the purchase of annual insurance policies totaling $166,482 at a fixed rate of 4.55% during the six-month period ended June 30, 2016.  Principal and interest are payable in three quarterly installments in the amount of $56,560 beginning in August 2016.  The balance was $55,560 at December 31, 2016, and was repaid in full prior to June 30, 2017.

Note 5 – Members' Equity

The Company has a total of 2,583.33 units outstanding to its members at June 30, 2017 and 2016, and each Member receives units in proportion to the cash and estimated fair value of property or services contributed.

Contributions

In accordance with the Operating Agreement, additional cash contributions can be required at the discretion of the Manager.  With the exception of certain members who contributed property or loan guarantees, members would be required to contribute an amount equal to their pro rata share of units they own applied to the amount of the capital call.

Allocations and distributions

Allocations of operating profits to the members are determined on the basis of whether the allocation occurs during one of the following phases:  Before Payout, After Payout or Earn-out.

Cash available for distributions is determined by a majority vote of the Board of Directors and distributed to the members on the basis of whether such distribution occurs Before Payout, After Payout or during Earn-out.

The Company distributed $515,800 and $432,701 to its members during the six-month periods ending June 30, 2017 and 2016, respectively.

Note 6 – Unit Appreciation Rights Plan

The Company has established a Unit Appreciation Rights Plan (the Plan).  Under the Plan, Unit Appreciation Rights (Rights) may be granted by the Board of Directors to key employees.  Each Right entitles a participant to the excess of fair value of one Company membership unit (Unit) on the exercise date over the fair value of the Unit on the grant date.  The determination of fair value is made at the sole discretion of the Board of Directors.

Rights may be exercised upon the sale of all or substantially all of the assets or Units of the Company (Triggering Event).  Participants vest in one-third of the Rights after five years of employment; one-third after ten years of employment; and one-third after 15 years of employment.  Rights vest immediately upon the occurrence of a Triggering Event during the participant's employment.  Due to the nature of rights-based transactions, the Rights are accounted for as liability awards and unit appreciation for each Right awarded is charged to expense over the vesting period.

In February 2013, the Board of Directors granted Rights as follows:

(a)	Rights for 55.355 units at such time as the Company attains After Payout;
(b)	Rights for 34.06825 units at such time as the Company attains Earn-out Phase I;
(c)	Rights for 39.74325 units at such time as the Company attains Earn-out Phase II.

The fair value of a Unit was determined by the Board of Directors to be $5,000 on the grant date.  The Company was in the Earn-out Phase II at December 31, 2015.  The accumulated intrinsic value of the Rights expensed at June 30, 2017 and December 31, 2016, is reflected as deferred compensation of $751,359 and $644,940, respectively.

In March 2014, the Company granted 129.16 Rights to an employee.  The Rights were awarded ratably over a 12-month period beginning April 30, 2014.  The fair value of a Unit was determined by the Board of Directors to be $13,548 on the grant date.  The accumulated intrinsic value of the Rights expensed at June 30, 2017 and December 31, 2016, is reflected as deferred compensation of $313,227 and $139,213, respectively.

As of June 30, 2017, there was $4,216,145 of unrecognized compensation expense related to the Plan.  The sale of the Company on August 30, 2017 (See Note 1) was a Triggering Event resulting in immediate vesting of all outstanding Rights and recognition of the remaining compensation expense subsequent to period end.

Note 7 – Leasing Arrangements

The Company leases office space, as well a certain vehicles and equipment.  Many of these leases include renewal options.

The Company leases certain vehicles under capital leases with various expiration dates from September 2017 to June 2019.  Monthly payments are due in amounts ranging from $839 to $1,308, including interest at rates ranging from 5.36% to 7.34%.  At June 30, 2017 and December 31, 2016, assets under capital leases amounted to $1,167,144 and $1,093,919, respectively, net of accumulated depreciation of $489,180 and $418,443, respectively.

The following is a schedule of future minimum lease payments under capital leases together with the present value of the net minimum lease payments at June 30, 2017:

Year	Amount

July 1, 2017 - December 31, 2017	$208,373
2018	411,123
2019	126,214

Total minimum lease payments	745,710
Less interest	45,812

Present value of minimum lease payments	$699,898

Note 8 – Legal Matters

The Company and certain members of the Company were defendants in a lawsuit filed by a member's former employer alleging misappropriation of trade secrets for the alleged theft of customer lists and certain software related to fracking services.  The legal proceedings concluded in April 2016.  The final judgment against the Company of $915,000 was accrued at December 31, 2015, and paid during the six-month period ended June 30, 2016.

During 2015, the Company entered into a confidential settlement agreement relating to alleged violations of the Fair Labor Standards Act for $875,000.  This amount was accrued at December 31, 2015 and paid during the year ended December 31, 2016.

Note 9 – New and Recently Adopted Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires inventory measured using all methods other than the last-in, first-out (LIFO) or retail methods to be measured at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 became effective for the Company on January 1, 2017. Adoption of ASU 2015-11 did not have a material impact on the Company’s financial position, results of operations and cash flows.

In 2016, the Company adopted Accounting Standards Update (ASU) 2015-03, Interest – Imputation of Interest.  ASU 2015-03 is intended to simplify the presentation of debt issuance costs.  Debt issuance costs related to a recognized debt liability are presented on the balance sheet as a direct deduction from the debt liability to be amortized over the term of the associated loan.  The Company had approximately $10,000 in debt issuance costs related to its term loan in 2016.  Unamortized debt issuance costs were $7,309 and $9,888 at June 30, 2017 and 2016, respectively.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”). ASU 2016-16 requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for public companies for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. The amendments in this ASU should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. Management is currently assessing the impact ASU 2016-16 will have on the Company’s financial position and results of operations.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for public companies for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management is currently assessing the impact ASU 2016-15 will have on the Company, but it is not expected to have a material impact on the Company’s cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet but did not make significant changes to the effects of lessee accounting on the statement of operations or statement of cash flows. ASU 2016-02 is effective for public companies for annual and interim periods beginning after December 15, 2018, with early adoption permitted. Management is currently assessing the impact ASU 2016-02 will have on the Company’s financial position.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 clarifies the principles for recognizing revenue and develops a common revenue standard under U.S. GAAP under which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 and all subsequently issued clarifying ASUs will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard permits the use of either the retrospective or cumulative effect transition method upon adoption. Management intends to adopt ASU 2014-09 on January 1, 2018, using the modified retrospective method of adoption. Management is assessing the impacts of the new standard on the Company’s revenues and financial statement disclosures. Management put in place a team during the second quarter of 2017, including a third-party consultant, to develop and carry out the Company’s implementation plan. The team has reviewed the Company’s revenue streams, compared the Company’s historical accounting policies and practices to the new accounting guidance and continues to finalize the Company’s application of the new standard.